                                                                    EXHIBIT 12

                       RATIO OF EARNINGS TO FIXED CHARGES
      AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                              (DOLLARS IN MILLIONS)


                                                 THREE MONTHS ENDED     FISCAL YEAR    PERIOD
                                              ------------------------     ENDED        ENDED         FISCAL YEAR ENDED JANUARY 31,
                                              FEBRUARY 28, FEBRUARY 29, NOVEMBER 30, NOVEMBER 30,   --------------------------------
                                                 1997         1996         1996         1995         1995         1994         1993
                                                ------       ------       ------       ------       ------       ------       ------

RATIO OF EARNINGS TO FIXED CHARGES

Earnings:
   Income before income taxes                   $  510       $  440       $1,572       $  883       $  594       $1,200       $  793
   Add:  Fixed charges, net                      2,293        1,870        7,407        5,538        5,916        5,055        4,397
                                                ------       ------       ------       ------       ------       ------       ------
      Income before income taxes and
        fixed charges, net                      $2,803       $2,310       $8,979       $6,421       $6,510       $6,255       $5,190
                                                ======       ======       ======       ======       ======       ======       ======

Fixed charges:
   Total interest expense (1)                   $2,282       $1,859       $7,368       $5,512       $5,899       $5,020       $4,362
   Interest factor in rents (2)                     11           11           38           37           41           35           35
                                                ------       ------       ------       ------       ------       ------       ------

      Total fixed charges                       $2,293       $1,870       $7,406       $5,549       $5,940       $5,055       $4,397
                                                ======       ======       ======       ======       ======       ======       ======

Ratio of earnings to fixed charges                 1.2          1.2          1.2          1.2          1.1          1.2          1.2

RATIO OF EARNINGS TO FIXED CHARGES AND
   PREFERRED STOCK DIVIDENDS

Earnings:
   Income before income taxes                   $  510       $  440       $1,572       $  883       $  594       $1,200       $  793
   Add:  Fixed charges, net                      2,293        1,870        7,407        5,538        5,916        5,055        4,397
                                                ------       ------       ------       ------       ------       ------       ------
      Income before income taxes and
        fixed charges, net                      $2,803       $2,310       $8,979       $6,421       $6,510       $6,255       $5,190
                                                ======       ======       ======       ======       ======       ======       ======

Fixed charges:
   Total interest expense (1)                   $2,282       $1,859       $7,368       $5,512       $5,899       $5,020       $4,362
   Interest factor in rents (2)                     11           11           38           37           41           35           35
   Preferred stock dividends (3)                    31           26          101           80           97           85           82
                                                ------       ------       ------       ------       ------       ------       ------

      Total fixed charges and preferred
        stock dividends                         $2,324       $1,896       $7,507       $5,629       $6,037       $5,140       $4,479
                                                ======       ======       ======       ======       ======       ======       ======

Ratio of earnings to fixed charges and
   preferred stock dividends                       1.2          1.2          1.2          1.1          1.1          1.2          1.2

(1) Total interest expense for the period ended November 30, 1995 and the fiscal year ended January 31, 1995 includes capitalized interest.
(2) Interest factor in rents represents one-third of rent expense, which is considered representative of the interest factor.
(3) The preferred stock dividend amounts represent pre-tax earnings required to cover dividends on preferred stock.